UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Restated Certificate of Incorporation

On September 28, 2021, the Board of Directors of PolarityTE, Inc. (the “Company”) approved the Restated Certificate of Incorporation for the Company, which was filed with the Secretary of State of the State of Delaware on September 28, 2021. Sections 242 and 245 permit the Board of Directors to approve the Restated Certificate of Incorporation without a stockholder vote when the restatement only includes prior amendments and deletes amendments to effect a change, exchange, reclassification, subdivision, combination, or cancellation of stock, if such change, exchange, reclassification, subdivision, combination, or cancellation has become effective. The Restated Certificate of Incorporation updates and restates the second restatement of the Certificate of Incorporation dated June 13, 2005, by reflecting prior amendments to change the corporate name to PolarityTE, Inc., and increase the authorized preferred shares to 25,000,000, and omit the amendment for the 6-to-1 reverse stock split effectuated in July 2016. No other amendment or modification was made to the Company’s Certificate of Incorporation.

Amended and Restated Bylaws

On September 28, 2021, the Board of Directors of the Company adopted and approved Restated Bylaws for the Company (the “Restated Bylaws”), which had the effect of updating and amending certain provisions of the bylaws adopted June 13, 2005 (the “Prior Bylaws”). Updates to the Prior Bylaws reflected in the Restated Bylaws include replacing the Company’s former name with “PolarityTE, Inc.,” incorporating the previous amendment of the Prior Bylaws changing the fiscal year end to December 31, and renumbering Sections in Article I. As a result, Article I, Section 7 of the Prior Bylaws became Article I, Section 6 of the Restated Bylaws. Amendments to the Prior Bylaws contained in the Restated Bylaws include the following:

Quorum

Article I, Section 4 of the Prior Bylaws fixed the quorum for any meeting of stockholders at a majority of all of the shares of the Company’s stock entitled to vote at the meeting. The Restated Bylaws fix the quorum for any meeting of stockholders at 40% of all of the shares of the Company’s stock entitled to vote at the meeting.

Stockholder Advance Notice of Business to be Proposed or Director Nomination to be Made at an Annual Meeting

Article I, Section 7.C(1) of the Prior Bylaws provided that in order for a stockholder to give timely notice of proposed business or director nomination for an annual meeting of stockholders the notice had to be delivered to the Secretary at the principal executive offices of the Company not less than 45 or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. Article I, Section 6.C(1) of the Restated Bylaws provides that in order for a stockholder to give timely notice of a proposal or director nomination for an annual meeting of stockholders the notice has to be delivered to the Secretary at the principal executive offices of the Company not less than 90 or more than one hundred twenty 120 days prior to the first anniversary of the preceding year’s annual meeting.

Article I, Section 7.C(1) of the Prior Bylaws provided that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s annual meeting, timely notice by a stockholder of a proposal or director nomination for an annual meeting must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Article I, Section 6.C(1) of the Restated Bylaws provides that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the preceding year’s annual meeting, timely notice by a stockholder of a proposal or director nomination for an annual meeting must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

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Article I, Section 7.C(2) of the Prior Bylaws provided that in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 55 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting (or, if the annual meeting is held more than 30 days before or 60 days after the first anniversary of the preceding year’s annual meeting, at least 70 days prior to such annual meeting), a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Article I, Section 6.C(2) of the Restated Bylaws provides that in the event that the number of directors to be elected to the Board of Directors of the Company is increased effective after the time period for which nominations would otherwise be due under Article I, Section 6.C(1) and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

In the Restated Bylaws the Company added provisions to Article I, Section 6.D(3) clarifying that any references in the Restated Bylaws to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article I, Section 6, and compliance with clause (c), paragraph A of Section 6 and paragraph B of Section 6 of the Restated Bylaws are the exclusive means for a stockholder to make nominations or submit other business, other than business brought properly under and in compliance with Rule 14a-8 of the Exchange Act.

The foregoing description of amendments in the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Stockholder Proposals and Other Business at the 2022 Annual Meeting of Stockholders

We expect the 2022 Annual Meeting of Stockholders to be held on or about June 16, 2022. To be considered for inclusion in our proxy materials for the 2022 Annual Meeting pursuant to Rule 14a-8 adopted under Exchange Act, a stockholder proposal must be received at our principal executive offices at 1960 S 4250 W, Salt Lake City, UT 84104 by December 31, 2021. Under the advance notice procedure in the Restated Bylaws for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board, a stockholder proposal or nomination intended to be brought before the 2022 Annual Meeting must be delivered to the Corporate Secretary no earlier than February 15, 2022, and no later than March 17, 2022. All proposals and nominations should be directed to our Corporate Secretary at PolarityTE, Inc., 1960 S 4250 W, Salt Lake City, UT 84104.

Item 8.01	Other Events

On September 24, 2021, a class action complaint alleging violations of the Federal securities laws was filed in the United States District Court, District of Utah, by Marc Richfield against the Company and three officers of the Company, Case No. 2:21-cv-00561-DAO (the “Complaint”). The Complaint alleges that the defendants made or were responsible for, disseminating information to the public through reports filed with the Securities and Exchange Commission and other channels that contained material misstatements or omissions in violation of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 adopted thereunder. Specifically, the Complaint alleges that the defendants misrepresented or failed to disclose that: (i) the investigational new drug application (“IND”) for the Company’s product, SkinTE, filed with the United States Food and Drug Administration (“FDA”) was deficient with respect to certain chemistry, manufacturing, and control items; (ii) as a result, it was unlikely that the FDA would approve the IND in its current form; (iii) accordingly, the Company had materially overstated the likelihood that the SkinTE IND would obtain FDA approval; and (iv) as a result, the public statements regarding the IND were materially false and misleading. As of the date of this filing the Company has not received notice from its registered agent that the Company has been served with a summons to answer the Complaint. At this early stage of the proceedings the Company is unable to make any prediction regarding the outcome of the litigation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	PolarityTE, Inc., Restated Certificate of Incorporation
3.2	PolarityTE, Inc., Amended and Restated Bylaws – September 28, 2021
104	Cover Page Interactive Data File, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: October 1, 2021	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer

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